UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K (Amended)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report July 23, 2003:

Mirenco, Inc.

(Exact name of registrant as specified in its charter)

Iowa	333-41092	39-1878581
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation		Identification No.)
or organization)

206 May Street, P.O. Box 343, Radcliffe, Iowa	50230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515)899-2164

(Former name or former address, if changed since last report)

Item 4.	Changes in Registrant’s Certifying Accountant

As Previously Filed

On July 23, 2003, the Company’s Board of Directors approved minutes terminating the services of Grant Thornton, LLP (Grant Thornton) of Kansas City, Missouri as the Company’s independent auditors. The termination of Grant Thornton resulted from a business decision made by the Board of Directors because of cost considerations.

The Company formally notified Grant Thornton, concurrent with the Board’s approval of minutes of the Board Meeting where the decision was made. The Company has furnished Grant Thornton with a draft of this Form 8-K. The Company has requested Grant Thornton provide a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. Said letter is being filed as an attachment to this form 8-K.

No accountant’s report on the financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern for the fiscal year ended December 31, 2002.

During the Company’s two most recent fiscal years (ended December 31, 2001 and 2002) and from January 1, 2003 to the date of this report, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. For the most recent year Grant Thornton issued a material weakness in internal control report advising the registrant that the controls necessary to develop reliable financial statements do not exist. The Company’s Board of Directors discussed this reportable event with Grant Thornton and has authorized Grant Thornton to fully respond to inquiries of the successor accountant regarding this matter.

On July 23, 2003, the Board of directors approved minutes which approved the retention of the accounting firm of Stark, Winter, Schenkein & Co., LLP, Certified Public Accountants of Denver, Colorado as its independent auditors for the fiscal year ending December 31, 2003. During the Company’s two most fiscal years ended December 31, 2002 and 2001 and the subsequent interim periods through the date of this report, the Company did not consult with Stark, Winter & Schenkein & Co., LLP, Certified Public Accountants regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of regulation S-K.

Revisions for Amendment Number 1 to Form 8-K:

To clarify the first paragraph of item 4 above, The Board of Directors dismissed Grant Thornton because of fee issues.

Regarding the fourth paragraph of Item 4 above, Grant Thornton issued a material weakness in internal control report dated April 14, 2003 on April 22, 2003 in draft form to the COO and CFO of the Company. The letter, which formalized Grant Thornton’s previous communications to the Board of Directors and management, was issued May 28, as follows:

“We believe that the following significant deficiencies are indicative of a control environment that lacks a sufficient level of control consciousness. This lack of control consciousness is the primary reason for our conclusion that these significant deficiencies, in the aggregate, constitute material weaknesses in the design and operation of internal control under standards established by the American Institute of Certified Public Accountants.”

“During the audit, we noted several accounts that required adjustment. When these accounts were analyzed for the year-end audit, six adjustments were made in total. These adjustments, which impacted every financial statement classification, reduced pre-tax income by $690,000. The most significant adjustment was for impairment of the corporate office building, which resulted in a loss of $677,000. This issue was brought to the attention of the Board of Directors, Audit Committee and former chief financial officer earlier in the year and should have been addressed before year-end.

In addition, the current accounting personnel must become familiar with new SEC reporting regulations and reporting requirements to ensure that a comprehensive understanding of the processes for accumulating and reporting financial information is present. Furthermore, the Company must draft the financial statements and strive to complete the reporting requirement in a more timely fashion. The efficiency, timeliness and accuracy of financial reporting is imperative to compliance with the SEC reporting requirements.”

At the time of this filing, we have requested a letter from Grant Thornton, LLP to file as Exhibit 16. We will file, as an amendment, Exhibit 16 once we receive the Grant Thornton letter.

Item 7:	Financial Statements and Exhibits

Exhibit 16—Letter on change in Certifying Accountants

Exhibit 99—schedule of year-end audit adjustments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRENCO, INC.

Date:	July 23, 2003

Revision Date:	August 29, 2003

By: /s/ Richard A. Musal
Richard A. Musal, Chief Financial Officer